Exhibit 99.1

Press Release

RLJ LODGING TRUST REPORTS THIRD QUARTER 2012 RESULTS

- Pro forma RevPAR increases 7.9%, driven by a 6.4% ADR increase

Bethesda, MD, November 7, 2012 — RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and nine months ended September 30, 2012.

Third Quarter Highlights

•                  Pro forma RevPAR increased 7.9%, ADR increased 6.4% and occupancy increased 1.4%

•                  Pro forma Hotel EBITDA Margin increased 97 basis points to 34.5%

•                  Excluding the Company’s New York assets, RevPAR would have increased 9.5% and Pro forma Hotel EBITDA Margin would have increased 178 basis points

•                  Pro forma Consolidated Hotel EBITDA increased 10.9% to $77.4 million

•                  Adjusted FFO increased 28.4% to $50.6 million

•                  Declared a quarterly cash dividend of $0.165 per share, or $0.66 on an annualized basis

“Our strong results are reflective of the quality of our assets and the market diversification in our portfolio,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer.  “We expect that our active asset management and the tailwind created by our extensive two-year capital plan that is nearly complete will continue to drive robust growth.”

Financial and Operating Results

This press release presents 2011 data that combines the financial and operating results of the Company’s predecessor entities prior to the consummation of the Company’s initial public offering (“IPO”) on May 16, 2011, and the results of the Company post-IPO. Pro forma RevPAR, Pro forma Hotel EBITDA, and Pro forma Hotel EBITDA Margin exclude non-comparable hotels that were not open for operation or closed for renovations for comparable periods.  The prefix “pro forma,” as defined by the Company, denotes operating results which include results for periods prior to its ownership.  An explanation of EBITDA, Adjusted EBITDA, Hotel EBITDA, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, is included at the end of this release.

Pro forma RevPAR for the three months ended September 30, 2012, increased 7.9% over the comparable period in 2011, driven by an ADR increase of 6.4% and an occupancy increase of 1.4%.  Among the Company’s top six markets, the best performers in the quarter were Chicago and Washington D.C., which experienced RevPAR growth of 10.2% and 9.8%, respectively.  During the quarter, the timing of the Jewish holidays and a lower delegate turnout at the United Nations General Assembly negatively impacted the New York lodging market.  Excluding the Company’s five assets in New York, RevPAR growth would have increased 9.5%.  For the nine months ended September 30, 2012, Pro forma RevPAR increased 6.4% over the comparable period in 2011, driven by an ADR increase of 5.5% and an occupancy increase of 0.8%.

Pro forma Hotel EBITDA for the three months ended September 30, 2012, increased $7.7 million to $77.6 million, representing an 11.1% increase over the comparable period in 2011.  For the nine months ended September 30, 2012, Pro forma Hotel EBITDA increased $16.6 million to $216.2 million, representing an 8.3% increase over the comparable period in 2011.

Pro forma Hotel EBITDA Margin for the three months ended September 30, 2012, increased 97 basis points over the comparable period in 2011 to 34.5%.  Excluding the Company’s five assets in New York, margin growth would have increased 178 basis points.  For the nine months ended September 30, 2012, Pro forma Hotel EBITDA Margin increased 50 basis points over the comparable period in 2011 to 33.6%.

Pro forma Consolidated Hotel EBITDA includes the results of non-comparable hotels.  For the three months ended September 30, 2012, Pro forma Consolidated Hotel EBITDA increased $7.6 million to $77.4 million, representing a 10.9% increase over the comparable period in 2011.  For the nine months ended September 30, 2012, Pro forma Consolidated Hotel EBITDA increased to $217.7 million.

Adjusted EBITDA for the three months ended September 30, 2012, increased $9.9 million to $71.7 million, representing a 15.9% increase over the comparable period in 2011.  For the nine months ended September 30, 2012, Adjusted EBITDA increased $19.6 million to $197.0 million, representing an 11.1% increase over the comparable period in 2011.

Adjusted FFO for the three months ended September 30, 2012, increased $11.2 million to $50.6 million, representing a 28.4% increase over the comparable period in 2011.  For the nine months ended September 30, 2012, Adjusted FFO increased $30.1 million to $134.9 million, representing a 28.7% increase over the comparable period in 2011.  Adjusted FFO per diluted share and unit for the three and nine months ended September 30, 2012, was $0.48 and $1.27, respectively, based on the Company’s diluted weighted-average shares and units outstanding of 106.4 million and 106.3 million for each period, respectively.

Non-recurring expenses for the three months ended September 30, 2012, consisted of $0.9 million related to an impairment charge and $0.7 million of interest and penalties incurred in connection with the Springhill Suites Southfield, Michigan mortgage loan.  For the nine months ended September 30, 2012, non-recurring expenses consisted of $0.9 million related to an impairment charge, $0.7 million of interest and penalties incurred in connection with the Springhill Suites Southfield, Michigan mortgage loan and $0.6 million related to a non-cash loss on disposal of furniture, fixtures, and equipment associated with assets under renovation.  These expenses are included in net income, EBITDA and FFO, but have been excluded from Adjusted EBITDA and Adjusted FFO, as applicable.

Net income attributable to common shareholders for the three months ended September 30, 2012, was $15.2 million, compared to $31.3 million in the comparable period in 2011.  For the nine months ended September 30, 2012, net income attributable to common shareholders was $27.6 million, compared to $12.6 million for the comparable period in 2011.  The three and nine months ended September 30, 2011, include $23.5 million of gain associated with the deed in lieu transfer of the New York LaGuardia Airport Marriott that occurred in the third quarter of 2011.

Net cash flow from operating activities for the nine months ended September 30, 2012, totaled $123.7 million compared to $90.6 million for the comparable period in 2011.

Capital Expenditures

The Company’s 2012 capital plan to upgrade and/or reposition 45 hotels for approximately $95.0 million is entering its final phase.

During the third quarter, approximately $2.3 million of additional upgrades were initiated at three hotels.  Year to date, the Company has initiated approximately $65 million of upgrades across 25 hotels. Once the remaining 20 assets are initiated in the fourth quarter, the Company’s comprehensive two-year capital program will be substantially complete.

Balance Sheet and Capital Structure

As of September 30, 2012, the Company had $192.1 million of unrestricted cash on its balance sheet and $215.0 million available on its unsecured credit facility.  The Company had $1.4 billion of outstanding debt, including $85.0 million outstanding on its unsecured credit facility.  The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve month period was 4.6 times.

Dividends

The Company’s Board of Trustees declared a cash dividend of $0.165 per common share of beneficial interest.  The dividend was paid on October 15, 2012, to shareholders of record as of September 28, 2012.

2012 Outlook

The Company is reaffirming its previously issued guidance.  The Company’s outlook excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook.

The Company’s 2012 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.

Pro forma operating statistics assume the Company owned all 144 of its hotels since January 1, 2011.  Pro forma RevPAR growth and Pro forma Hotel EBITDA Margin exclude non-comparable hotels.  Pro forma Consolidated Hotel EBITDA guidance includes approximately $3.5 million of prior ownership Hotel EBITDA from three acquisitions purchased in the second quarter that will not be included in the Company’s corporate Adjusted EBITDA or Adjusted FFO.  For the full year 2012, the Company’s outlook is:

Current Outlook
Pro forma RevPAR growth	6.0% to 8.0%
Pro forma Hotel EBITDA Margin	33.5% to 34.5%
Pro forma Consolidated Hotel EBITDA	$280.0 to $300.0 million

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on November 8, 2012, at 11:00 a.m. (Eastern Time).  The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants and requesting RLJ Lodging Trust’s third quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com.  A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company’s portfolio consists of 144 hotels in 20 states and the District of Columbia, with more than 21,300 rooms. Additional information may be found on the Company’s website at http://rljlodgingtrust.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters.  Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement, including statements related to, among other things, the timing, price or amount of purchases, if any, under the Company’s common stock repurchase program, the Company’s target leverage ratio, potential acquisitions or dispositions, the completion of the 2012 capital improvement plan, RevPAR growth, EBITDA growth, Hotel EBITDA margins or cash G&A expenses.  All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance.  Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.  For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Annual report on Form 10-K for the year ended December 31, 2011, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

###

Additional Contacts:

Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust — (301) 280-7707

For additional information or to receive press releases via email, please visit our website:

http://rljlodgingtrust.com

RLJ Lodging Trust

Combined Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

	September 30,	December 31,
	2012	2011
	(unaudited)
Assets
Investment in hotel properties, net	$3,004,618	$2,820,457
Investment in loans	12,480	12,633
Cash and cash equivalents	192,102	310,231
Restricted cash reserves	68,275	87,288
Hotel receivables, net of allowance of $295 and $150, respectively	29,324	20,081
Deferred financing costs, net	8,235	9,639
Deferred income tax asset	1,682	1,369
Prepaid expense and other assets	28,521	28,320
Total assets	$3,345,237	$3,290,018
Liabilities and Equity
Borrowings under credit facility	$85,000	$—
Mortgage loans	1,331,967	1,341,735
Interest rate swap liability	1,032	1,796
Accounts payable and accrued expense	80,385	86,213
Deferred income tax liability	3,281	3,314
Advance deposits and deferred revenue	10,320	4,781
Accrued interest	2,397	2,115
Distributions payable	17,902	16,076
Total liabilities	1,532,284	1,456,030

Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively.	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 106,600,365 and 106,279,049 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively.	1,067	1,063
Additional paid-in-capital	1,839,195	1,835,011
Accumulated other comprehensive loss	(1,018)	(1,782)
Distributions in excess of net earnings	(44,336)	(18,960)
Total shareholders’ equity	1,794,908	1,815,332

Noncontrolling interest
Noncontrolling interest in joint venture	6,718	7,170
Noncontrolling interest in Operating Partnership	11,327	11,486
Total noncontrolling interest	18,045	18,656
Total equity	1,812,953	1,833,988
Total liabilities and equity	$3,345,237	$3,290,018

RLJ Lodging Trust

Combined Consolidated Statements of Operations and Comprehensive Income

(Amounts in thousands, except share and per share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
Revenue
Hotel operating revenue
Room revenue	$197,584	$172,589	$551,005	$495,217
Food and beverage revenue	21,359	19,497	63,267	59,664
Other operating department revenue	6,274	5,165	17,395	14,810
Total revenue	225,217	197,251	631,667	569,691
Expense
Hotel operating expense
Room	43,545	39,012	121,442	110,753
Food and beverage	15,159	13,479	45,107	41,767
Management fees	7,913	6,755	21,855	19,519
Other hotel expenses	67,506	59,559	191,220	172,744
Total hotel operating expense	134,123	118,805	379,624	344,783
Depreciation and amortization	30,811	29,026	95,962	91,479
Impairment loss	896	—	896	—
Property tax, insurance and other	14,234	12,463	39,342	35,951
General and administrative	8,073	6,329	22,814	17,504
Transaction and pursuit costs	326	282	3,140	3,614
IPO costs	—	89	—	10,333
Total operating expense	188,463	166,994	541,778	503,664
Operating income	36,754	30,257	89,889	66,027
Other income	68	518	258	742
Interest income	438	424	1,275	1,264
Interest expense	(21,620)	(21,664)	(62,175)	(75,415)
Loss on disposal	—	—	(634)	—
Income (loss) from continuing operations before income taxes	15,640	9,535	28,613	(7,382)
Income tax expense	(339)	(858)	(1,214)	(1,546)
Income (loss) from continuing operations	15,301	8,677	27,399	(8,928)
Income from discontinued operations	—	22,970	—	21,838
Net income	15,301	31,647	27,399	12,910
Net (income) loss attributable to non-controlling interests
Noncontrolling interest in joint venture	44	(22)	452	55
Noncontrolling interest in common units of Operating Partnership	(149)	(306)	(283)	(285)
Net income attributable to the Company	15,196	31,319	27,568	12,680
Distributions to preferred unitholders	—	—	—	(61)
Net income attributable to common shareholders	$15,196	$31,319	$27,568	$12,619
Basic per common share data:
Net income (loss) per share attributable to common shareholders before discontinued operations	$0.14	$0.08	$0.26	$(0.10)
Discontinued operations	—	0.22	—	0.24
Net income per share attributable to common shareholders	$0.14	$0.30	$0.26	$0.14
Weighted-average number of common shares	105,453,978	105,228,305	105,392,071	89,316,830
Diluted per common share data:
Net income (loss) per share attributable to common shareholders before discontinued operations	$0.14	$0.08	$0.26	$(0.10)
Discontinued operations	—	0.22	—	0.24
Net income per share attributable to common shareholders	$0.14	$0.30	$0.26	$0.14
Weighted-average number of common shares	105,509,104	105,228,305	105,446,211	89,316,830
Comprehensive income
Net income attributable to the Company	$15,196	$31,319	$27,568	$12,680
Unrealized gain on interest rate derivatives	389	682	764	1,494
Comprehensive income attributable to the Company	$15,585	$32,001	$28,332	$14,174

RLJ Lodging Trust

Reconciliation of Net Income to Non-GAAP Measures

(Amounts in thousands, except per share data)

(unaudited)

FFO and Adjusted FFO

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
Net income (1)	$15,301	$31,647	$27,399	$12,910
Depreciation and amortization	30,811	29,026	95,962	91,479
Depreciation and amortization, discontinued operations	—	669	—	2,602
Distributions to preferred unitholders	—	—	—	(61)
Loss on disposal	—	—	634	—
Gain on extinguishment of indebtedness	—	(23,515)	—	(23,515)
Impairment loss	896	—	896	—
Noncontrolling interest in joint venture	44	(22)	452	55
Adjustments related to joint venture (2)	(119)	(77)	(330)	(222)
FFO attributable to common shareholders	46,933	37,728	125,013	83,248

Transaction and pursuit costs	326	282	3,140	3,614
IPO Costs (3)	—	89	—	10,333
Amortization of share based compensation	2,550	1,322	5,763	1,962
Loan related costs (4)(5)	669	—	669	4,303
Other expenses (6)(7)	125	—	302	1,362
Adjusted FFO	$50,603	$39,421	$134,887	$104,822

Adjusted FFO per common share and unit-basic (8)	$0.48	$0.37	$1.27	N/A
Adjusted FFO per common share and unit-diluted (8)	$0.48	$0.37	$1.27	N/A

Basic weighted-average common shares and units outstanding (9)	106,348	106,122	106,286	90,211
Diluted weighted-average common shares and units outstanding (9)	106,403	106,122	106,340	90,211

(1)        Includes net income from discontinued operations.

(2)        Includes depreciation and amortization expense allocated to the noncontrolling interest in joint venture.

(3)        Includes expenses related to the transfer and assumption of indebtedness and other contractual obligations of our predecessor in connection with the IPO and our formation transactions.

(4)        Includes $0.7 million for both the three and nine months ended September 30, 2012, respectively, of default interest and penalties incurred in connection with Springhill Suites Southfield, Michigan mortgage loan.

(5)        Includes zero and $4.3 million for the three and nine months ended September 30, 2011, respectively, of incremental interest expense related to the accelerated payoff of mortgage indebtedness.

(6)        Includes $0.1 million and $0.3 million for the three and nine months ended September 30, 2012, respectively, of legal expenses outside the normal course of operations.

(7)        Includes zero and $1.4 million for the three and nine months ended September 30, 2011, respectively, of certain compensation obligations of our predecessor not continued.

(8)        The Company does not reflect Adjusted FFO per common share and unit (basic/diluted) for the nine months ended September 30, 2011.  The Company does not consider the calculation to be meaningful based on the timing of its initial public offering.

(9)        Includes 0.9 million operating partnership units.

RLJ Lodging Trust

Reconciliation of Net Income to Non-GAAP Measures

(Amounts in thousands)

(unaudited)

EBITDA, Adjusted EBITDA, Pro forma Consolidated Hotel EBITDA, and Pro forma Hotel EBITDA

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
Net income (1)	$15,301	$31,647	$27,399	$12,910
Depreciation and amortization	30,811	29,026	95,962	91,479
Depreciation and amortization, discontinued operations	—	669	—	2,602
Distributions to preferred unitholders	—	—	—	(61)
Interest expense, net (2)	21,590	21,651	62,123	75,371
Interest expense, net, discontinued operations	—	77	—	488
Income tax expense	339	858	1,214	1,546
Noncontrolling interest in joint venture	44	(22)	452	55
Adjustments related to joint venture (3)	(295)	(253)	(854)	(746)
EBITDA	67,790	83,653	186,296	183,644

Transaction and pursuit costs	326	282	3,140	3,614
IPO costs (4)	—	89	—	10,333
Gain on extinguishment of indebtedness	—	(23,515)	—	(23,515)
Impairment loss	896	—	896	—
Loss on disposal	—	—	634	—
Amortization of share based compensation	2,550	1,322	5,763	1,962
Other expenses (5)(6)	125	—	302	1,362
Adjusted EBITDA	$71,687	$61,831	$197,031	$177,400
General and administrative (7)	5,523	5,007	17,051	14,180
Other income/interest income	(476)	(928)	(1,481)	(1,959)
Operating results from discontinued operations	—	(198)	—	(1,415)
Corporate overhead allocated to properties	220	243	495	543
Distributions to preferred unitholders	—	—	—	61
Operating results from noncontrolling interest in joint venture	251	275	402	691
Pro forma adjustments (8)	—	3,334	3,504	8,345
Non-cash amortization (9)	217	250	706	750
Pro forma Consolidated Hotel EBITDA	$77,422	$69,814	$217,708	$198,596
Non-comparable hotels (10)	176	36	(1,494)	993
Pro forma Hotel EBITDA	$77,598	$69,850	$216,214	$199,589

(1)        Includes net income from discontinued operations.

(2)        Excludes amounts attributable to investment in loans of $0.4 million and $1.2 million for the three and nine months ended September 30, 2012 and 2011, respectively.

(3)        Includes depreciation, amortization and interest expense allocated to the noncontrolling interest in joint venture.

(4)        Includes expenses related to the transfer and assumption of indebtedness and other contractual obligations of our predecessor in connection with the IPO and our formation transactions.

(5)        Includes $0.1 million and $0.3 million for the three and nine months ended September 30, 2012, respectively, of legal expenses outside the normal course of operations.

(6)        Includes zero and $1.4 million for the three and nine months ended September 30, 2011, respectively, of certain compensation obligations of our predecessor not continued.

(7)        General and administrative expenses exclude certain compensation obligations of our predecessor not continued and amortization of share  based compensation, which are reflected in Adjusted EBITDA.

(8)        Reflects adjustments made to incorporate prior ownership periods for new acquisitions.

(9)        Non-cash amortization includes the amortization of management and franchise fees.

(10) Adjustments reflect operating results from properties closed for renovations and properties not open for operations.

RLJ Lodging Trust

Pro forma Operating Statistics

(unaudited)

For the three months ended September 30,

											% of Pro forma
		ADR			Occupancy			Pro forma RevPAR			Hotel EBITDA
	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q3 12
NYC	5	$231.75	$232.85	-0.5%	96.0%	95.2%	0.8%	$222.39	$221.73	0.3%	16%
Chicago	21	129.26	117.89	9.6%	79.5%	79.2%	0.5%	102.82	93.34	10.2%	14%
Austin	17	117.61	113.65	3.5%	68.0%	70.4%	-3.4%	80.00	80.00	0.0%	8%
Denver	15	123.04	114.37	7.6%	78.9%	80.8%	-2.4%	97.04	92.40	5.0%	12%
Louisville	5	126.20	117.76	7.2%	70.1%	73.3%	-4.5%	88.41	86.37	2.4%	5%
Washington DC	7	161.43	151.71	6.4%	84.4%	81.8%	3.2%	136.23	124.02	9.8%	8%
Other	73	113.99	104.52	9.1%	74.1%	71.1%	4.2%	84.45	74.36	13.6%	37%
Total	143	$132.43	$124.46	6.4%	76.7%	75.6%	1.4%	$101.55	$94.12	7.9%	100%

											% of Pro forma
		ADR			Occ			Pro forma RevPAR			Hotel EBITDA
	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q3 12
South	64	$121.67	$113.67	7.0%	70.8%	68.8%	3.0%	$86.18	$78.17	10.2%	36%
West	26	121.21	112.02	8.2%	80.1%	80.8%	-0.9%	97.04	90.48	7.3%	19%
Midwest	45	116.01	106.73	8.7%	78.0%	77.9%	0.2%	90.53	83.15	8.9%	24%
Northeast	8	213.28	211.56	0.8%	91.4%	89.5%	2.2%	194.97	189.33	3.0%	21%
Total	143	$132.43	$124.46	6.4%	76.7%	75.6%	1.4%	$101.55	$94.12	7.9%	100%

											% of Pro forma
		ADR			Occ			Pro forma RevPAR			Hotel EBITDA
	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q3 12
Focused Service	123	$124.01	$114.53	8.3%	76.5%	75.2%	1.6%	$94.83	$86.17	10.0%	71%
Compact Full Service	19	157.41	153.73	2.4%	78.6%	77.5%	1.4%	123.69	119.11	3.8%	26%
Full Service	1	145.54	137.65	5.7%	67.1%	70.6%	-4.9%	97.69	97.13	0.6%	3%
Total	143	$132.43	$124.46	6.4%	76.7%	75.6%	1.4%	$101.55	$94.12	7.9%	100%

Note:

The schedule above includes Pro forma RevPAR and Pro forma Hotel EBITDA operating statistics for 143 of the Company’s hotels as if they had been owned since January 1, 2011. The Garden District Hotel remains closed for renovations and therefore has been excluded from 2012 and 2011. Pro forma results reflect 100% of DoubleTree by Hilton Hotel Metropolitan New York City financial results, which have not been adjusted to reflect the 5% noncontrolling interest in the joint venture.

The information above has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust

Pro forma Operating Statistics

(unaudited)

For the nine months ended September 30,

											% of Pro forma
		ADR			Occupancy			Pro forma RevPAR			Hotel EBITDA
	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q3YTD 12
NYC	5	$225.88	$213.83	5.6%	85.0%	93.2%	-8.8%	$192.02	$199.33	-3.7%	13%
Chicago	21	120.69	114.11	5.8%	73.4%	71.5%	2.7%	88.61	81.59	8.6%	12%
Austin	17	127.06	118.70	7.0%	73.0%	74.2%	-1.6%	92.72	88.04	5.3%	11%
Denver	15	118.53	112.35	5.5%	72.7%	72.8%	-0.2%	86.19	81.84	5.3%	10%
Louisville	5	138.53	130.34	6.3%	71.8%	68.1%	5.4%	99.47	88.79	12.0%	7%
Washington DC	7	165.69	159.03	4.2%	76.7%	77.9%	-1.5%	127.14	123.93	2.6%	7%
Other	73	115.58	107.78	7.2%	72.7%	70.5%	3.0%	83.99	76.04	10.5%	40%
Total	143	$131.71	$124.79	5.5%	74.0%	73.3%	0.8%	$97.41	$91.52	6.4%	100%

											% of Pro forma
		ADR			Occ			Pro forma RevPAR			Hotel EBITDA
	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q3YTD 12
South	64	$128.05	$120.82	6.0%	73.4%	71.7%	2.3%	$93.94	$86.65	8.4%	46%
West	26	116.81	109.86	6.3%	74.4%	73.7%	1.0%	86.89	80.95	7.3%	17%
Midwest	45	111.52	104.15	7.1%	71.6%	70.2%	1.9%	79.81	73.14	9.1%	21%
Northeast	8	207.34	197.14	5.2%	81.2%	86.5%	-6.2%	168.36	170.61	-1.3%	16%
Total	143	$131.71	$124.79	5.5%	74.0%	73.3%	0.8%	$97.41	$91.52	6.4%	100%

											% of Pro forma
		ADR			Occ			Pro forma RevPAR			Hotel EBITDA
	# of Hotels	2012	2011	Var	2012	2011	Var	2012	2011	Var	Q3YTD 12
Focused Service	123	$123.09	$115.39	6.7%	74.2%	72.7%	2.0%	$91.30	$83.93	8.8%	71%
Compact Full Service	19	155.55	149.65	3.9%	74.0%	76.3%	-3.1%	115.04	114.22	0.7%	24%
Full Service	1	164.00	158.00	3.8%	68.5%	64.9%	5.5%	112.30	102.50	9.6%	5%
Total	143	$131.71	$124.79	5.5%	74.0%	73.3%	0.8%	$97.41	$91.52	6.4%	100%

Note:

The schedule above includes Pro forma RevPAR and Pro forma Hotel EBITDA operating statistics for 143 of the Company’s hotels as if they had been owned since January 1, 2011.  Due to conversion upgrades at Fairfield Inn & Suites Washington, DC/Downtown and Courtyard by Marriott Charleston Historic District, these two hotels were excluded for the three months ended March 31, 2012 and 2011.  The Garden District Hotel remains closed for renovations and therefore has been excluded from 2012 and 2011. Pro forma results reflect 100% of DoubleTree by Hilton Hotel Metropolitan New York City financial results, which have not been adjusted to reflect the 5% noncontrolling interest in the joint venture.

The information above has not been audited and is presented only for comparison purposes.

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of our performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, and (5) Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of our operating performance.  FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)

The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations.

The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance by excluding the effect of depreciation and amortization, gains or losses from sales for real estate, extraordinary items and the portion of items related to unconsolidated entities, all of which are based on historical cost accounting, and that FFO can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders. The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs.  The Company presents FFO attributable to common shareholders, which includes the Company’s OP units, because the Company’s OP units are redeemable for common shares.  The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Adjusted FFO

The Company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, such as hotel transaction and pursuit costs, the amortization of share based compensation, legal expenses that the Company considers outside the normal course of business, loan default penalties and fees and other nonrecurring expenses that were the result of the IPO and related formation transactions. The Company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of the Company’s operating performance between periods and between REITs by removing the impact of the Company’s capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from the Company’s operating results.  In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes the Company’s OP units, because the Company’s OP units are redeemable for common shares of beneficial interest.  The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares of beneficial interest and OP units.

Adjusted EBITDA

The Company further adjusts EBITDA for certain additional items such as hotel transaction and pursuit costs, the amortization of share based compensation, disposal of assets, legal expenses that the Company considers outside the normal course of business and other nonrecurring expenses that were the result of the IPO and related formation transactions. The Company believes that Adjusted EBITDA provides investors with another financial measure that can facilitate comparisons of operating performance between periods and between REITs.

Hotel EBITDA

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of the Company’s hotels and effectiveness of the third-party management companies operating the Company’s business on a property-level basis.

Pro forma Hotel EBITDA includes hotel results from prior ownership periods and excludes non-comparable hotels which were not open for operation or closed for renovations for comparable periods.  Pro forma Consolidated Hotel EBITDA includes hotel results from prior ownership periods and includes non-comparable hotels which were not open for operation or closed for renovations for comparable periods.